The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion dated January 24, 2023

JPMorgan Chase Financial Company LLC	January 2023

Pricing Supplement

Registration Statement Nos. 333-236659 and 333-236659-01

Dated January   , 2023

Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in U.S. Equities

Contingent Income Buffered Auto-Callable Securities due January 29, 2024

Based on the Performance of the SPDR® S&P 500® ETF Trust
Principal at Risk Securities

Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

Contingent Income Buffered Auto-Callable Securities do not guarantee the payment of interest or the repayment of principal. Instead, the securities offer the opportunity for investors to earn a contingent monthly payment (plus any previously unpaid contingent monthly payments with respect to any prior determination dates) with respect to each determination date on which the closing price of one ETF Share is greater than or equal to 85% of the initial share price, which we refer to as the coupon barrier level. However, if, on any determination date, the closing price of one ETF Share is less than the coupon barrier level, you will not receive any contingent monthly payment for the related monthly period. In addition, if the closing price of one ETF Share is greater than or equal to the initial share price on any determination date (other than the final determination date), the securities will be automatically redeemed for an amount per security equal to the stated principal amount plus the contingent monthly payment with respect to that determination date (plus any previously unpaid contingent monthly payments with respect to any prior determination dates). If the securities have not been automatically redeemed prior to maturity and the final share price is greater than or equal to 85% of the initial share price, which we refer to as the buffer threshold level, meaning the ETF Shares have not declined by more than the buffer amount of 15%, the payment at maturity due on the securities will be the stated principal amount and the contingent monthly payment with respect to the final determination date (plus any previously unpaid contingent monthly payments with respect to any prior determination dates). If, however, the securities have not been automatically redeemed prior to maturity and the final share price is less than the buffer threshold level, meaning the ETF Shares have declined by more than the buffer amount of 15%, investors will lose 1.17647% of the stated principal amount for every 1% decline in the final share price from the initial share price beyond the buffer amount of 15% and will receive a cash payment at maturity that is less than the stated principal amount of the securities and could be zero. The securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving few or no contingent monthly payments and also the risk of receiving a cash payment at maturity that is less than the stated principal amount of the securities and could be zero. Accordingly, investors could lose their entire initial investment in the securities. Investors will not participate in any appreciation of the ETF Shares. The securities are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co., issued as part of JPMorgan Financial’s Medium-Term Notes, Series A, program. Any payment on the securities is subject to the credit risk of JPMorgan Financial, as issuer of the securities, and the credit risk of JPMorgan Chase & Co., as guarantor of the securities. The initial share price is the closing price of one ETF Share on the strike date and is not the closing price of one ETF Share on the pricing date.

SUMMARY TERMS
Issuer:	JPMorgan Chase Financial Company LLC, an indirect, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:	JPMorgan Chase & Co.
ETF Shares:	SPDR® S&P 500® ETF Trust (Bloomberg ticker: SPY UP Equity)
Aggregate principal amount:	$
Early redemption:

If, on any determination date (other than the final determination date), the closing price of one ETF Share is greater than or equal to the initial share price, the securities will be automatically redeemed for an early redemption payment on the first contingent payment date immediately following the related determination date. No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed early on any contingent payment date if the closing price of one ETF Share is below the initial share price on the related determination date.

Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount plus (ii) the contingent monthly payment with respect to the related determination date plus (iii) any previously unpaid contingent monthly payments with respect to any prior determination dates.
Contingent monthly payment:

•   If, on any determination date, the closing price of one ETF Share is greater than or equal to the coupon barrier level, we will pay a contingent monthly payment of at least $9.3333 (at least 0.93333% of the stated principal amount) per security on the related contingent payment date plus any previously unpaid contingent monthly payments with respect to any prior determination dates. The actual contingent monthly payment will be provided in the pricing supplement. However, even if any unpaid contingent monthly payment is payable on a later contingent payment date, no additional interest will accrue or be payable in respect of that unpaid contingent monthly payment.

•   If, on any determination date, the closing price of one ETF Share is less than the coupon barrier level, no contingent monthly payment will be made with respect to that determination date. It is possible that the closing price of one ETF Share will be below the coupon barrier level on most or all of the determination dates so that you will receive few or no contingent monthly payments.

Determination dates:	February 24, 2023, March 24, 2023, April 24, 2023, May 24, 2023, June 26, 2023, July 24, 2023, August 24, 2023, September 25, 2023, October 24, 2023, November 24, 2023, December 26, 2023 and January 24, 2024, subject to postponement for non-trading days and certain market disruption events
Contingent payment dates:	March 1, 2023, March 29, 2023, April 27, 2023, May 30, 2023, June 29, 2023, July 27, 2023, August 29, 2023, September 28, 2023, October 27, 2023, November 29, 2023, December 29, 2023 and the maturity date, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement
Payment at maturity:	• If the final share price is greater than or equal to the buffer threshold level:	(i) the stated principal amount plus (ii) the contingent monthly payment with respect to the final determination date plus (iii) any previously unpaid contingent monthly payments with respect any prior determination dates.
	• If the final share price is less than the buffer threshold level:	$1,000 + [$1,000 × (share percent change + buffer amount) × downside factor]. This cash payment will be less than the stated principal amount of the securities and could be zero.
Coupon barrier level / buffer threshold level:	$340.5355, which is equal to 85% of the initial share price
Buffer amount:	15%
Downside factor:	1.17647
Share adjustment factor:	The share adjustment factor is referenced in determining the closing price of one ETF Share and is set initially at 1.0 on the strike date. The share adjustment factor is subject to adjustment in the event of certain events affecting the ETF Shares. See “The Underlyings — Funds — Anti-Dilution Adjustments” in the accompanying product supplement.
Share percent change:	(final share price – initial share price) / initial share price
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Strike date:	January 23, 2023
Pricing date:	January , 2023 (expected to price on or about January 24, 2023)
Original issue date (settlement date):	January , 2023 (3 business days after the pricing date)
Maturity date:	January 29, 2024, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement
Agent:	J.P. Morgan Securities LLC (“JPMS”)
Terms continued on the following page
Commissions and issue price:	Price to public(1)	Fees and commissions	Proceeds to issuer
Per security	$1,000.00	$0.50(2)	$999.00
$0.50(3)
Total	$	$	$

(1)	See “Additional Information about the Securities — Supplemental use of proceeds and hedging” in this document for information about the components of the price to public of the securities.
(2)	JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”). In no event will these selling commissions exceed $0.50 per $1,000 stated principal amount security. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $0.50 for each $1,000 stated principal amount security.

If the securities priced today and assuming a contingent monthly payment equal to the minimum listed above, the estimated value of the securities would be approximately $995.00 per $1,000 stated principal amount security. The estimated value of the securities on the pricing date will be provided in the pricing supplement and will not be less than $970.00 per $1,000 stated principal amount security. See “Additional Information about the Securities — The estimated value of the securities” in this document for additional information.

Investing in the securities involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, “Risk Factors” beginning on page PS-12 of the accompanying product supplement, “Risk Factors” beginning on page US-3 of the accompanying underlying supplement and “Risk Factors” beginning on page 9 of this document.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, underlying supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information about the Securities” at the end of this document.

Product supplement no. MS-1-II dated November 4, 2020: http://www.sec.gov/Archives/edgar/data/19617/000095010320021469/crt_dp139325-424b2.pdf

Underlying supplement no. 1-II dated November 4, 2020: http://www.sec.gov/Archives/edgar/data/19617/000095010320021471/crt_dp139381-424b2.pdf

Prospectus supplement and prospectus, each dated April 8, 2020: http://www.sec.gov/Archives/edgar/data/19617/000095010320007214/crt_dp124361-424b2.pdf

JPMorgan Chase Financial Company LLC

Contingent Income Buffered Auto-Callable Securities due January 29, 2024

Based on the Performance of the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

Terms continued from previous page:

Initial share price:	$400.63, which was the closing price of one ETF Share on the strike date and is not the closing price of one ETF Share on the pricing date.
Final share price:	The closing price of one ETF Share on the final determination date
CUSIP / ISIN:	48133T5A9 / US48133T5A98
Listing:	The securities will not be listed on any securities exchange.
January 2023	Page 2

JPMorgan Chase Financial Company LLC

Contingent Income Buffered Auto-Callable Securities due January 29, 2024

Based on the Performance of the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

Investment Summary

The Contingent Income Buffered Auto-Callable Securities due January 29, 2024 Based on the Performance of the SPDR® S&P 500® ETF Trust, which we refer to as the securities, do not provide for the regular payment of interest. Instead, the securities provide an opportunity for investors to earn a contingent monthly payment (plus any previously unpaid contingent monthly payments with respect to any prior determination dates), with respect to each monthly determination date on which the closing price of one ETF Share is greater than or equal to 85% of the initial share price, which we refer to as the coupon barrier level. The actual contingent monthly payment will be provided in the pricing supplement. The contingent monthly payment (plus any previously unpaid contingent monthly payments with respect to any prior determination dates), if any, will be payable monthly on the contingent payment date immediately following the related determination date. However, if the closing price of one ETF Share is less than the coupon barrier level on any determination date, investors will receive no contingent monthly payment for the related monthly period. It is possible that the closing price of one ETF Share could be below the coupon barrier level on most or all of the determination dates so that you will receive few or no contingent monthly payments during the term of the securities. We refer to these payments as contingent, because there is no guarantee that you will receive a payment on any contingent payment date. Even if the closing price of one ETF Share was at or above the coupon barrier level on some monthly determination dates, the closing price of one ETF Share may fluctuate below the coupon barrier level on others.

If the closing price of one ETF Share is greater than or equal to the initial share price on any determination date (other than the final determination date), the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent monthly payment with respect to the related determination date plus any previously unpaid contingent monthly payments with respect to any prior determination dates. If the securities have not previously been redeemed and the final share price is greater than or equal to 85% of the initial share price, which we refer to as the buffer threshold level, meaning that the ETF Shares have not declined by more than the buffer amount of 15%, the payment at maturity will also be the sum of the stated principal amount and the contingent monthly payment with respect to the final determination date (plus any previously unpaid contingent monthly payments with respect to any prior determination dates). However, if the securities have not previously been redeemed and the final share price is less than the buffer threshold level, meaning that the ETF Shares have declined by more than the buffer amount of 15%, investors will lose 1.17647% of the stated principal amount for every 1% decline in the final share price from the initial share price beyond the buffer amount of 15%. Investors in the securities must be willing to accept the risk of losing their entire principal and also the risk of receiving few or no contingent monthly payments over the term of the securities. In addition, investors will not participate in any appreciation of the ETF Shares.

Supplemental Terms of the Securities

For purposes of the accompanying product supplement, the SPDR® S&P 500® ETF Trust is a “Fund.”

January 2023	Page 3

JPMorgan Chase Financial Company LLC

Contingent Income Buffered Auto-Callable Securities due January 29, 2024

Based on the Performance of the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities offer investors an opportunity to earn a contingent monthly payment (plus any previously unpaid contingent monthly payments with respect to any prior determination dates) with respect to each determination date on which the closing price of one ETF Share is greater than or equal to 85% of the initial share price, which we refer to as the coupon barrier level. The actual contingent monthly payment will be provided in the pricing supplement. The securities may be redeemed prior to maturity for the stated principal amount per security plus the applicable contingent monthly payment plus any previously unpaid contingent monthly payments with respect to any prior determination dates, and the payment at maturity will vary depending on the final share price, as follows:

Scenario 1

On any determination date (other than the final determination date), the closing price of one ETF Share is greater than or equal to the initial share price.

▪     The securities will be automatically redeemed for (i) the stated principal amount plus (ii) the contingent monthly payment with respect to the related determination date plus (iii) any previously unpaid contingent monthly payments with respect to any prior determination dates.

▪      Investors will not participate in any appreciation of the ETF Shares from the initial share price.

Scenario 2

The securities are not automatically redeemed prior to maturity, and the final share price is greater than or equal to the buffer threshold level.

▪     The payment due at maturity will be (i) the stated principal amount plus (ii) the contingent monthly payment with respect to the final determination date plus (iii) any previously unpaid contingent monthly payments with respect to any prior determination dates.

▪     Investors will not participate in any appreciation of the ETF Shares from the initial share price.

Scenario 3

The securities are not automatically redeemed prior to maturity, and the final share price is less than the buffer threshold level.

▪     The payment due at maturity will be calculated as follows, and investors will lose 1.17647% of the stated principal amount for every 1% decline in the final share price from the initial share price beyond the buffer amount of 15%:

$1,000 + [$1,000 × (share percent change + buffer amount) × downside factor]

▪     Investors will lose some, and may lose all, of their principal in this scenario.

January 2023	Page 4

JPMorgan Chase Financial Company LLC

Contingent Income Buffered Auto-Callable Securities due January 29, 2024

Based on the Performance of the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing price of one ETF Share and (2) the final share price.

Diagram #1: Determination Dates (Other Than the Final Determination Date)

Diagram #2: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payment upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page 6.

January 2023	Page 5

JPMorgan Chase Financial Company LLC

Contingent Income Buffered Auto-Callable Securities due January 29, 2024

Based on the Performance of the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

Hypothetical Examples

The below examples are based on the following terms:

Stated principal amount:	$1,000 per security
Hypothetical initial share price:	$100.00
Hypothetical coupon barrier level / buffer threshold level:	$85.00, which is 85% of the hypothetical initial share price
Buffer Amount:	15%
Downside factor:	1.17647
Hypothetical share adjustment factor:	1.0
Hypothetical contingent monthly payment:	$9.3333 (0.93333% of the stated principal amount) per security

The hypothetical initial share price of $100.00 has been chosen for illustrative purposes only and does not represent the actual initial share price.  The actual initial share price is the closing price of one ETF Share on the strike date and is specified under “Summary Terms — Initial share price” in this pricing supplement.  For historical data regarding the actual closing prices of the ETF Shares, please see the historical information set forth under “SPDR® S&P 500® ETF Trust Overview” in this pricing supplement.

In Examples 1 and 2, the closing price of one ETF Share fluctuates over the term of the securities and the closing price of one ETF Share is greater than or equal to the initial share price on one of the determination dates (other than the final determination date). Because the closing price of one ETF Share is greater than or equal to the initial share price on one of the determination dates (other than the final determination date), the securities are automatically redeemed following the relevant determination date. In Examples 3 and 4, the closing price of one ETF Share on each determination date (other than the final determination date) is less than the initial share price, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	Example 1			Example 2
Determination Dates	Hypothetical Closing Price	Contingent Monthly Payment(s)	Early Redemption Payment*	Hypothetical Closing Price	Contingent Monthly Payment(s)	Early Redemption Payment*
#1	$50.00	$0	N/A	$95.00	$9.3333	N/A
#2	$100.00	—*	$1,018.6666	$50.00	$0	N/A
#3	N/A	N/A	N/A	$60.00	$0	N/A
#4	N/A	N/A	N/A	$40.00	$0	N/A
#5	N/A	N/A	N/A	$90.00	$37.3332	N/A
#6	N/A	N/A	N/A	$85.00	$9.3333	N/A
#7	N/A	N/A	N/A	$55.00	$0	N/A
#8	N/A	N/A	N/A	$95.00	$18.6666	N/A
#9	N/A	N/A	N/A	$90.00	$9.3333	N/A
#10	N/A	N/A	N/A	$140.00	—*	$1,009.3333
#11	N/A	N/A	N/A	N/A	N/A	N/A
Final Determination Date	N/A	N/A	N/A	N/A	N/A	N/A

* The early redemption payment includes the unpaid contingent monthly payment with respect to the determination date on which the closing price of one ETF Share is greater than or equal to the initial share price plus any unpaid contingent monthly payments with respect to any prior determination dates and the securities are redeemed as a result.

▪	In Example 1, the securities are automatically redeemed following the second determination date as the closing price of one ETF Share on the second determination date is equal to the initial share price. As the closing price of one ETF Share on the first determination date is less than the coupon barrier level, no contingent monthly payment was made with respect to that date. Following the second determination date, you receive the early redemption payment, calculated as follows:
January 2023	Page 6

JPMorgan Chase Financial Company LLC

Contingent Income Buffered Auto-Callable Securities due January 29, 2024

Based on the Performance of the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

stated principal amount + contingent monthly payment + unpaid contingent monthly payment(s) = $1,000 + $9.3333 + $9.3333 = $1,018.6666

In this example, the early redemption feature limits the term of your investment to approximately 2 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will receive no further contingent monthly payments.

▪	In Example 2, the securities are automatically redeemed following the tenth determination date as the closing price of one ETF Share on the tenth determination date is greater than the initial share price. As the closing price of one ETF Share on each of the first, fifth, sixth, eighth and ninth determination dates is greater than the coupon barrier level, you receive the contingent monthly payment of $9.3333 with respect to each of those determination dates (plus any previously unpaid contingent monthly payments with respect to any prior determination dates). Following the tenth determination date, you receive an early redemption payment of $1,009.3333, which includes the contingent monthly payment with respect to the tenth determination date.

In this example, the early redemption feature limits the term of your investment to approximately 10 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will receive no further contingent monthly payments. Further, although the ETF Shares have appreciated by 40% from the initial share price on the tenth determination date, you only receive $1,009.3333 per security upon redemption and do not benefit from this appreciation. The total payments on the securities will amount to $1,093.333 per security.

	Example 3			Example 4
Determination Dates	Hypothetical Closing Price	Contingent Monthly Payment(s)	Early Redemption Payment	Hypothetical Closing Price	Contingent Monthly Payment(s)	Early Redemption Payment
#1	$45.00	$0	N/A	$45.00	$0	N/A
#2	$55.00	$0	N/A	$60.00	$0	N/A
#3	$50.00	$0	N/A	$57.50	$0	N/A
#4	$55.00	$0	N/A	$50.00	$0	N/A
#5	$45.00	$0	N/A	$47.50	$0	N/A
#6	$40.00	$0	N/A	$60.00	$0	N/A
#7	$45.00	$0	N/A	$40.00	$0	N/A
#8	$55.00	$0	N/A	$55.00	$0	N/A
#9	$62.50	$0	N/A	$45.00	$0	N/A
#10	$50.00	$0	N/A	$47.50	$0	N/A
#11	$50.00	$0	N/A	$50.00	$0	N/A
Final Determination Date	$40.00	$0	N/A	$85.00	—*	N/A
Payment at Maturity	$470.5885			$1,111.9996

* The final contingent monthly payment, if any, (plus any unpaid contingent monthly payments with respect to any prior determination dates) will be paid at maturity.

Examples 3 and 4 illustrate the payment at maturity per security based on the final share price.

▪	In Example 3, the closing price of one ETF Share on each determination date is below the coupon barrier level and the final share price is below the buffer threshold level. As a result, you do not receive any contingent monthly payments during the term of the securities and, at maturity, you lose 1.17647% of the stated principal amount for every 1% decline in the final share price from the initial share price beyond the buffer amount of 15%. Accordingly, you receive a cash payment at maturity calculated as follows:

$1,000 + [$1,000 × (share percent change + buffer amount) × downside factor]

= $1,000 + [$1,000 × (-60% + 15%) × 1.17647] = $470.5885

In this example, the payment you receive at maturity is significantly less than the stated principal amount.

January 2023	Page 7

JPMorgan Chase Financial Company LLC

Contingent Income Buffered Auto-Callable Securities due January 29, 2024

Based on the Performance of the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

▪	In Example 4, the closing price of one ETF Share decreases to a final share price of $85.00. Although the final share price is less than the initial share price, because the final share price is still not less than the buffer threshold level, you receive the stated principal amount plus a contingent monthly payment with respect to the final determination date plus any previously unpaid contingent monthly payments with respect to any prior determination dates. Your payment at maturity is calculated as follows:

$1,000 + $9.3333 + $102.6663 = $1,111.9996

In this example, although the final share price represents a 15% decline from the initial share price, you receive the stated principal amount per security plus the contingent monthly payment with respect to the final determination date (plus any previously unpaid contingent monthly payments with respect to any prior determination dates), equal to a total payment of $1,111.9996 per security at maturity.

The hypothetical returns and hypothetical payments on the securities shown above apply only if you hold the securities for their entire term or until early redemption. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

January 2023	Page 8

JPMorgan Chase Financial Company LLC

Contingent Income Buffered Auto-Callable Securities due January 29, 2024

Based on the Performance of the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the sections entitled “Risk Factors” of the accompanying prospectus supplement, the accompanying underlying supplement and the accompanying product supplement. We urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to the Securities Generally

▪	The securities do not guarantee the return of any principal and your investment in the securities may result in a loss. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the return of any of the stated principal amount at maturity. Instead, if the securities have not been automatically redeemed prior to maturity and if the final share price is less than the buffer threshold level, you will lose 1.17647% of the stated principal amount for every 1% decline in the closing price of one ETF Share from the initial share price beyond the buffer amount of 15%. In this case, your payment at maturity will be less than the stated principal amount and could be zero.
▪	You will not receive any contingent monthly payment for any monthly period (or any previously unpaid contingent monthly payments) if the closing price of one ETF Share on the relevant determination date is less than the coupon barrier level. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the payment of regular interest. Instead, a contingent monthly payment will be made with respect to a monthly period (and any previous unpaid contingent monthly payments with respect to any prior monthly periods) only if the closing price of one ETF Share on the relevant determination date is greater than or equal to the coupon barrier level. If the closing price of one ETF Share is below the coupon barrier level on any determination date, you will not receive a contingent monthly payment for the relevant monthly period. You will not receive any unpaid contingent monthly payments if the closing price of one ETF Share on each subsequent determination date is less than the coupon barrier level. It is possible that the closing price of one ETF Share could be below the coupon barrier level on most or all of the determination dates so that you will receive few or no contingent monthly payments. If you do not earn sufficient contingent monthly payments over the term of the securities, the overall return on the securities may be less than the amount that would be paid on one of our conventional debt securities of comparable maturity.
▪	The contingent monthly payment is based solely on the closing prices of one ETF Share on the specified determination dates. Whether the contingent monthly payment will be made with respect to a determination date (and whether any previous unpaid contingent monthly payments with respect to any prior determination dates will be paid) will be based on the closing price of one ETF Share on that determination date. As a result, you will not know whether you will receive the contingent monthly payment (plus any previously unpaid contingent monthly payments) until the related determination date. Moreover, because the contingent monthly payment is based solely on the closing price of one ETF Share on a specific determination date, if that closing price is less than the coupon barrier level, you will not receive any contingent monthly payment with respect to that determination date, even if the closing price of one ETF Share was higher on other days that are not subsequent determination dates during the term of the securities.
▪	The securities are subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., and any actual or anticipated changes to our or JPMorgan Chase & Co.’s credit ratings or credit spreads may adversely affect the market value of the securities. Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the securities. Any actual or anticipated decline in our or JPMorgan Chase & Co.’s credit ratings or increase in our or JPMorgan Chase & Co.’s credit spreads determined by the market for taking that credit risk is likely to adversely affect the market value of the securities. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.
▪	As a finance subsidiary, JPMorgan Financial has no independent operations and has limited assets. As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of our affiliates to make payments under loans made by us or other intercompany agreements. As a result, we are dependent upon payments from our affiliates to meet our obligations under the securities. If these affiliates do not make payments to us and we fail to make payments on the securities, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co.
January 2023	Page 9

JPMorgan Chase Financial Company LLC

Contingent Income Buffered Auto-Callable Securities due January 29, 2024

Based on the Performance of the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

▪	Investors will not participate in any appreciation of the ETF Shares. Investors will not participate in any appreciation of the ETF Shares from the initial share price, and the return on the securities will be limited to the contingent monthly payment that is paid with respect to each determination date on which the closing price of one ETF Share is greater than or equal to the coupon barrier level, if any.
▪	Early redemption risk. The term of your investment in the securities may be limited to as short as approximately one month by the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more contingent monthly payments and may be forced to reinvest in a lower interest rate environment and you may not be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk.
▪	Secondary trading may be limited. The securities will not be listed on a securities exchange. There may be little or no secondary market for the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. JPMS may act as a market maker for the securities, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which JPMS is willing to buy the securities. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the securities.
▪	The final terms and estimated valuation of the securities will be provided in the pricing supplement. The final terms of the securities will be provided in the pricing supplement. In particular, each of the estimated value of the securities and the contingent monthly payment will be provided in the pricing supplement and each may be as low as the applicable minimum set forth on the cover of this document. Accordingly, you should consider your potential investment in the securities based on the minimums for the estimated value of the securities and the contingent monthly payment.
▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper U.S. federal income tax treatment of the securities, and we do not intend to request a ruling from the IRS. The IRS might not accept, and a court might not uphold, the treatment of the securities as prepaid forward contracts with associated contingent coupons, as described in “Additional Information about the Securities — Additional Provisions — Tax considerations” in this document and in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of any income or loss on the securities could be materially affected. Although the U.S. federal income tax treatment of contingent monthly payments (including any contingent monthly payments paid in connection with an early redemption or at maturity) is uncertain, in determining our reporting responsibilities we intend (in the absence of an administrative determination or judicial ruling to the contrary) to treat any contingent monthly payments as ordinary income. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Non-U.S. Holders — Tax Considerations. The U.S. federal income tax treatment of contingent monthly payments is uncertain, and although we believe it is reasonable to take a position that contingent monthly payments are not subject to U.S. withholding tax (at least if an applicable Form W-8 is provided), it is expected that withholding agents will (and we, if we are the withholding agent, intend to) withhold on any contingent monthly payment paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

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JPMorgan Chase Financial Company LLC

Contingent Income Buffered Auto-Callable Securities due January 29, 2024

Based on the Performance of the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

Risks Relating to Conflicts of Interest

▪	Economic interests of the issuer, the guarantor, the calculation agent, the agent of the offering of the securities and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and as an agent of the offering of the securities, hedging our obligations under the securities and making the assumptions used to determine the pricing of the securities and the estimated value of the securities, which we refer to as the estimated value of the securities. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. The calculation agent has determined the initial share price, the coupon barrier level and the buffer threshold level and will determine the final share price and whether the closing price of one ETF Share on any determination date is greater than or equal to the initial share price or is below the coupon barrier level or below the buffer threshold level on the final determination date. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, the selection of a successor to the ETF Shares or calculation of the final share price in the event of a discontinuation of the ETF Shares, and any anti-dilution adjustments, may affect the payment to you at maturity or whether the securities are redeemed early.

In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the securities and the value of the securities. It is possible that hedging or trading activities of ours or our affiliates in connection with the securities could result in substantial returns for us or our affiliates while the value of the securities declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

▪	Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the securities. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities on or prior to the strike date and prior to maturity could have adversely affected, and may continue to adversely affect, the value of the ETF Shares. Any of these hedging or trading activities on or prior to the strike date could have affected the initial share price and, as a result, the coupon barrier level, which is the price at or above which the ETF Shares must close on each determination date in order for you to earn a contingent monthly payment or, if the securities are not redeemed prior to maturity, the buffer threshold level, which is the price at or above which the ETF Shares must close on the final determination date in order for you to avoid being exposed to the negative price performance of the ETF Shares at maturity. Additionally, these hedging or trading activities during the term of the securities could potentially affect the price of the ETF Shares on the determination dates and, accordingly, whether investors will receive one or more contingent monthly payments, whether the securities are automatically redeemed prior to maturity and, if the securities are not redeemed prior to maturity, the payment to you at maturity. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the securities declines.

Risks Relating to the Estimated Value and Secondary Market Prices of the Securities

▪	The estimated value of the securities will be lower than the original issue price (price to public) of the securities. The estimated value of the securities is only an estimate determined by reference to several factors. The original issue price of the securities will exceed the estimated value of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. See “Additional Information about the Securities — The estimated value of the securities” in this document.
▪	The estimated value of the securities does not represent future values of the securities and may differ from others’ estimates. The estimated value of the securities is determined by reference to internal pricing models of our affiliates. This estimated value of the securities is based on market conditions and other relevant factors existing at the time of pricing and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the securities that are greater than or less than the estimated value of the securities. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy securities from you in secondary market transactions. See “Additional Information about the Securities — The estimated value of the securities” in this document.
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JPMorgan Chase Financial Company LLC

Contingent Income Buffered Auto-Callable Securities due January 29, 2024

Based on the Performance of the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

▪	The estimated value of the securities is derived by reference to an internal funding rate. The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. See “Additional Information about the Securities — The estimated value of the securities” in this document.
▪	The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the securities for a limited time period. We generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, the structuring fee, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. See “Additional Information about the Securities — Secondary market prices of the securities” in this document for additional information relating to this initial period. Accordingly, the estimated value of your securities during this initial period may be lower than the value of the securities as published by JPMS (and which may be shown on your customer account statements).
▪	Secondary market prices of the securities will likely be lower than the original issue price of the securities. Any secondary market prices of the securities will likely be lower than the original issue price of the securities because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, the structuring fee, projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the securities. As a result, the price, if any, at which JPMS will be willing to buy securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the securities.

The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity. See “— Secondary trading may be limited” below.

▪	Secondary market prices of the securities will be impacted by many economic and market factors. The secondary market price of the securities during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, structuring fee, projected hedging profits, if any, estimated hedging costs and the closing price of one ETF Share, including:
o	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
o	customary bid-ask spreads for similarly sized trades;
o	our internal secondary market funding rates for structured debt issuances;
o	the actual and expected volatility in the prices of the ETF Shares;
o	the time to maturity of the securities;
o	whether the closing price of one ETF Share has been, or is expected to be, less than the coupon barrier level on any determination date and whether the final share price is expected to be less than the buffer threshold level;
o	the likelihood of an early redemption being triggered;
o	the dividend rates on the ETF Shares and the equity securities underlying the ETF Shares;
o	interest and yield rates in the market generally;
o	the occurrence of certain events to the ETF Shares that may or may not require an adjustment to the share adjustment factor; and
o	a variety of other economic, financial, political, regulatory and judicial events.
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Principal at Risk Securities

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the securities, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the securities, if any, at which JPMS may be willing to purchase your securities in the secondary market.

Risks Relating to the ETF Shares

▪	JPMorgan Chase & Co. is currently one of the companies that make up the SPDR® S&P 500® ETF Trust. JPMorgan Chase & Co. is currently one of the companies that make up the SPDR® S&P 500® ETF Trust. JPMorgan Chase & Co. will not have any obligation to consider your interests as a holder of the securities in taking any corporate action that might affect the value of the ETF Shares or the securities.
▪	Investing in the securities is not equivalent to investing in the ETF Shares. Investing in the securities is not equivalent to investing in the ETF Shares, the index tracked by the ETF Shares, which we refer to as the underlying index, or the stocks underlying the ETF Shares or the underlying index. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the ETF Shares, the underlying index or the stocks held by the ETF Shares or the underlying index.
▪	Adjustments to the ETF Shares or the underlying index could adversely affect the value of the securities. Those responsible for calculating and maintaining the ETF Shares and the underlying index, can add, delete or substitute the components of the ETF Shares or the underlying index, or make other methodological changes that could change the value of the ETF Shares or the underlying index. Any of these actions could adversely affect the price of the ETF Shares and, consequently, the value of the securities.
▪	There are risks associated with the ETF Shares. Although the ETF Shares are listed for trading on a securities exchange and a number of similar products have been traded on various securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the ETF Shares or that there will be liquidity in the trading market. The ETF Shares are subject to management risk, which is the risk that the investment strategy of the investment adviser to the ETF Shares, the implementation of which is subject to a number of constraints, may not produce the intended results. These constraints could adversely affect the market price of the ETF Shares and, consequently, the value of the securities.
▪	The performance and market value of the ETF Shares, particularly during periods of market volatility, may not correlate with the performance of the underlying index as well as the net asset value per ETF Share. The SPDR® S&P 500® ETF Trust does not fully replicate the underlying index and may hold securities different from those included in the underlying index. In addition, the performance of the ETF Shares will reflect additional transaction costs and fees that are not included in the calculation of the underlying index. All of these factors may lead to a lack of correlation between the performance of the ETF Shares and the underlying index. In addition, corporate actions with respect to the equity securities underlying the ETF Shares (such as mergers and spin-offs) may impact the variance between the performances of the ETF Shares and the underlying index. Finally, because the ETF Shares are traded on a securities exchange and are subject to market supply and investor demand, the market value of one ETF Share may differ from the net asset value per ETF Share.

During periods of market volatility, securities underlying the ETF Shares may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per ETF Share and the liquidity of the ETF Shares may be adversely affected.  This kind of market volatility may also disrupt the ability of market participants to create and redeem ETF Shares.  Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell ETF Shares.  As a result, under these circumstances, the market value of ETF Shares may vary substantially from the net asset value per ETF Share.  For all of the foregoing reasons, the performance of the ETF Shares may not correlate with the performance of the underlying index as well as the net asset value per ETF Share, which could materially and adversely affect the value of the securities in the secondary market and/or reduce any payment on the securities.

▪	Governmental legislative and regulatory actions, including sanctions, could adversely affect your investment in the securities. Governmental legislative and regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the securities or the ETF Shares, or engaging in transactions in them, and any such action could adversely affect the value of the securities or the ETF Shares. These legislative and regulatory actions could result in restrictions on the securities. You may lose a significant portion or all of your initial investment in the securities, including if you are forced to divest the securities due to the government mandates, especially if such divestment must be made at a time when the value of the securities has declined.
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JPMorgan Chase Financial Company LLC

Contingent Income Buffered Auto-Callable Securities due January 29, 2024

Based on the Performance of the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

▪	The anti-dilution protection for the ETF Shares is limited. The calculation agent will make adjustments to the share adjustment factor for certain events affecting the ETF Shares. However, the calculation agent will not make an adjustment in response to all events that could affect the ETF Shares. If an event occurs that does not require the calculation agent to make an adjustment, the value of the securities may be materially and adversely affected.
January 2023	Page 14

JPMorgan Chase Financial Company LLC

Contingent Income Buffered Auto-Callable Securities due January 29, 2024

Based on the Performance of the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

SPDR® S&P 500® ETF Trust Overview

The SPDR® S&P 500® ETF Trust is a registered investment company whose trust units represent an undivided ownership interest in a portfolio of all, or substantially all, of the common stocks of the S&P 500® Index. The SPDR® S&P 500® ETF Trust seeks to provide investment results that, before expenses, generally correspond to the price and yield performance of the S&P 500® Index, which we refer to as the Underlying Index with respect to the SPDR® S&P 500® ETF Trust. The S&P 500® Index consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. For additional information about the SPDR® S&P 500® ETF Trust, see “Fund Descriptions — The SPDR® S&P 500 ETF® Trust” in the accompanying underlying supplement.

Information as of market close on January 23, 2023:

Bloomberg Ticker Symbol:	SPY	52 Week High (on 3/29/2022):	$461.55
Current Closing Price:	$400.63	52 Week Low (on 10/12/2022):	$356.56
52 Weeks Ago (on 1/24/2022):	$439.84

The table below sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of one ETF Share for each quarter in the period from January 1, 2018 through January 23, 2023. The closing price of one ETF Share on January 23, 2023 was $400.63. The associated graph shows the closing prices of the ETF Shares for each day in the same period. We obtained the closing price information above and in the table and graph below from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The closing prices may have been adjusted by Bloomberg for actions taken relating to the ETF Shares, such as stock splits.

The historical closing prices of the ETF Shares should not be taken as an indication of future performance, and no assurance can be given as to the closing price of one ETF Share at any time, including on the determination dates.

SPDR® S&P 500® ETF Trust	High	Low	Period End
2018
First Quarter	$286.58	$257.63	$263.15
Second Quarter	$278.92	$257.47	$271.28
Third Quarter	$293.58	$270.90	$290.72
Fourth Quarter	$291.73	$234.34	$249.92
2019
First Quarter	$284.73	$244.21	$282.48
Second Quarter	$295.86	$274.57	$293.00
Third Quarter	$302.01	$283.82	$296.77
Fourth Quarter	$322.94	$288.06	$321.86
2020
First Quarter	$338.34	$222.95	$257.75
Second Quarter	$323.20	$246.15	$308.36
Third Quarter	$357.70	$310.52	$334.89
Fourth Quarter	$373.88	$326.54	$373.88
2021
First Quarter	$397.26	$368.79	$396.33
Second Quarter	$428.06	$400.61	$428.06
Third Quarter	$453.19	$424.97	$429.14
Fourth Quarter	$477.48	$428.64	$474.96
2022
First Quarter	$477.71	$416.25	$451.64
Second Quarter	$456.80	$365.86	$377.25
Third Quarter	$429.70	$357.18	$357.18
Fourth Quarter	$407.68	$356.56	$382.43
2023
First Quarter (through January 23, 2023)	$400.63	$379.38	$400.63
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Principal at Risk Securities

The SPDR® S&P 500® ETF Trust - Daily Closing Prices* January 2, 2018 to January 23, 2023

*The dotted line in the graph indicates the coupon barrier level and buffer threshold level, equal to 85% of the initial share price.

This document relates only to the securities offered hereby and does not relate to the ETF Shares. We have derived all disclosures contained in this document regarding the ETF Shares from the publicly available documents described in the first paragraph under this “SPDR® S&P 500® ETF Trust Overview” section without independent verification. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to SPDR® S&P 500® ETF Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding SPDR® S&P 500® ETF Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the first paragraph under this “SPDR® S&P 500® ETF Trust Overview” section) that would affect the trading price of the ETF Shares (and therefore the price of the ETF Shares at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning SPDR® S&P 500® ETF Trust could affect the value received at maturity with respect to the securities and therefore the trading prices of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the ETF Shares.

The S&P 500® Index. The S&P 500® Index consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. For additional information about the S&P 500® Index, see “Fund Descriptions — The SPDR® S&P 500® ETF Trust” in the accompanying underlying supplement.

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JPMorgan Chase Financial Company LLC

Contingent Income Buffered Auto-Callable Securities due January 29, 2024

Based on the Performance of the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

Additional Information about the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions
Record date:	The record date for each contingent payment date is the date one business day prior to that contingent payment date.
Postponement of maturity date:	If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled final determination date is not a trading day or if a market disruption event occurs on that day so that the final determination date is postponed and falls less than three business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the third business day following that final determination date as postponed.
Minimum ticketing size:	$1,000/1 security
Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
The estimated value of the securities:

The estimated value of the securities set forth on the cover of this document is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The estimated value of the securities does not represent a minimum price at which JPMS would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. For additional information, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The estimated value of the securities is derived by reference to an internal funding rate” in this document. The value of the derivative or derivatives underlying the economic terms of the securities is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the securities on the pricing date is based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The estimated value of the securities does not represent future values of the securities and may differ from others’ estimates” in this document.

The estimated value of the securities will be lower than the original issue price of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the securities may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The estimated value of the securities will be lower than the original issue price (price to public) of the securities” in this document.

Secondary market prices of the securities:	For information about factors that will impact any secondary market prices of the securities, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — Secondary market prices of the securities will be impacted by many economic and market factors” in this document. In addition, we generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be the shorter of two years and one-half of the stated term of the securities. The length of any such initial period reflects the structure of the securities, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the securities and when
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Principal at Risk Securities

these costs are incurred, as determined by our affiliates. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the securities for a limited time period.”
Tax considerations:

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. MS-1-II. In determining our reporting responsibilities we intend to treat (i) the securities for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any contingent monthly payments as ordinary income, as described in the section entitled “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Prepaid Forward Contracts with Associated Contingent Coupons” in the accompanying product supplement. Based on the advice of Davis Polk & Wardwell LLP, our special tax counsel, we believe that this is a reasonable treatment, but that there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the securities could be materially affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the securities, possibly with retroactive effect. The discussions above and in the accompanying product supplement do not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by the notice described above.

Non-U.S. Holders — Tax Considerations. The U.S. federal income tax treatment of contingent monthly payments is uncertain, and although we believe it is reasonable to take a position that contingent monthly payments are not subject to U.S. withholding tax (at least if an applicable Form W-8 is provided), it is expected that withholding agents will (and we, if we are the withholding agent, intend to) withhold on any contingent monthly payment paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2025 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on certain determinations made by us, we expect that Section 871(m) will not apply to the securities with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If necessary, further information regarding the potential application of Section 871(m) will be provided in the pricing supplement for the securities. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

In the event of any withholding on the securities, we will not be required to pay any additional amounts with respect to amounts so withheld.

Supplemental use of proceeds and hedging:

The securities are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the securities. See “How the Securities Work” and “Hypothetical Examples” in this document for an illustration of the risk-return profile of the securities and “SPDR® S&P 500® ETF Trust Overview” in this document for a description of the market exposure provided by the securities.

The original issue price of the securities is equal to the estimated value of the securities plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers and the structuring fee, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, plus the estimated cost of hedging our obligations under

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the securities.
Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement

Supplemental plan of distribution:

Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the securities in the secondary market, but is not required to do so. JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Wealth Management. In addition, Morgan Stanley Wealth Management will receive a structuring fee as set forth on the cover of this document for each security.

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the securities and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “— Supplemental use of proceeds and hedging” above and “Use of Proceeds and Hedging” in the accompanying product supplement.

We expect that delivery of the securities will be made against payment for the securities on or about the original issue date set forth on the front cover of this document, which will be the third business day following the pricing date of the securities (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade securities on any date prior to two business days before delivery will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) or subsection 73.3(1) of the Securities Act (Ontario) (the “OSA”), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations (“NI-33-103”).

Accordingly, by placing a purchase order for securities, each purchaser of securities in Canada will be deemed to have represented to the issuer, the guarantor and each agent and dealer participating in the sale of the securities that such purchaser:

•        is an “accredited investor” as defined in section 1.1 of NI 45-106 or subsection 73.3(1) of the OSA and is either purchasing the securities as principal for its own account, or is deemed to be purchasing the securities as principal by applicable law;

•        is a “permitted client” as defined in section 1.1 of NI 31-103 and, in particular, if the purchaser is an individual, he or she beneficially owns financial assets (as defined in section 1.1 of NI 45-106) having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds CAD$5,000,000;

•        is not a company or other entity created or being used solely to purchase or hold securities as an “accredited investor”; and

•        is not an “insider” of the issuer or the guarantor and is not registered as a dealer, adviser or otherwise under the securities laws of any province or territory of Canada.

The securities are being distributed in Canada on a private placement basis only and therefore any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Each of the issuer and the guarantor is not a reporting issuer in any province or territory in Canada and the securities are not listed on any stock exchange in Canada and there is currently no public market for the securities in Canada. Each of the issuer and the guarantor currently has no intention of becoming a reporting issuer in Canada, filing a prospectus with any securities regulatory authority in Canada to qualify the resale of the securities to the public, or listing its securities on any stock exchange in Canada. Canadian purchasers are advised to seek legal advice prior to any resale of the securities.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this document (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

The issuer, the guarantor, the agents and the dealers are relying on the statutory exemption contained in section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), which provides that the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering are not applicable.

By purchasing securities, the purchaser acknowledges that the issuer, the guarantor, the agents and the dealers and their respective agents and advisers may each collect, use and disclose its name, telephone number, address, the number and value of any securities purchased and other specified personally identifiable information (the “personal information”), including the principal amount of

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securities that it has purchased and whether the purchaser is an “insider” of the issuer or the guarantor or a “registrant” for purposes of meeting legal, regulatory and audit requirements and as otherwise permitted or required by law or regulation. By purchasing securities, the purchaser consents to the foregoing collection, use and disclosure of the personal information pertaining to the purchaser.

Furthermore, by purchasing securities, the purchaser acknowledges that the personal information concerning the purchaser (A) will be disclosed to the relevant Canadian securities regulatory authorities and may become available to the public in accordance with the requirements of applicable securities and freedom of information laws and the purchaser consents to the disclosure of the personal information; (B) is being collected indirectly by the applicable Canadian securities regulatory authority under the authority granted to it in securities legislation; and (C) is being collected for the purposes of the administration and enforcement of the applicable Canadian securities legislation. By purchasing securities, the purchaser shall be deemed to have authorized such indirect collection of the personal information by the relevant Canadian securities regulatory authorities.

Questions about the indirect collection of personal information should be directed to the securities regulatory authority in the province of the purchaser, using the following contact information: in British Columbia, the British Columbia Securities Commission can be contacted at P.O. Box 10142, Pacific Center, 701 West Georgia Street, Vancouver, British Columbia V7Y 1L2 or at (604) 899-6500 or 1-800-373-6393; in Alberta, the Alberta Securities Commission can be contacted at Suite 600, 250 – 5th Street SW, Calgary, Alberta T2P 0R4 or at (403) 297-6454 or 1-877-355-0585; in Saskatchewan, the Financial and Consumer Affairs Authority of Saskatchewan can be contacted at Suite 601 – 1919 Saskatchewan Drive, Regina, Saskatchewan S4P 4H2 or at (306) 787-5842; in Manitoba, The Manitoba Securities Commission can be contacted at 500 – 400 St. Mary Avenue, Winnipeg, Manitoba R3C 4K5 or at (204) 945-2561 or 1-800-655-5244; in Ontario, the Ontario Securities Commission can be contacted at 20 Queen Street West, 22nd Floor, Toronto, Ontario M5H 3S8 or at (416) 593-8314 or 1-877-785-1555; in Québec, the Autorité des marchés financiers can be contacted at 800, Square Victoria, 22e étage, C.P. 246, Tour de la Bourse, Montréal, Québec H4Z 1G3 or at (514) 395-0337 or 1-877-525-0337; in New Brunswick, the Financial and Consumer Services Commission (New Brunswick) can be contacted at 85 Charlotte Street, Suite 300, Saint John, New Brunswick E2L 2J2 or at (506) 658-3060 or 1-866-933-2222; in Nova Scotia, the Nova Scotia Securities Commission can be contacted at Suite 400, 5251 Duke Street, Duke Tower, P.O. Box 458, Halifax, Nova Scotia B3J 2P8 or at (902) 424-7768; in Prince Edward Island, the Prince Edward Island Securities Office can be contacted at 95 Rochford Street, 4th Floor Shaw Building, P.O. Box 2000, Charlottetown, Prince Edward Island C1A 7N8 or at (902) 368-4569; and in Newfoundland and Labrador, the Director of Securities of the Government of Newfoundland and Labrador’s Financial Services Regulation Division can be contacted at P.O. Box 8700, Confederation Building, 2nd Floor, West Block, Prince Philip Drive, St. John's, Newfoundland and Labrador A1B 4J6 or at (709) 729-4189; and (b) has authorized the indirect collection of the personal information by the securities regulatory authority or regulator in the local jurisdiction.

The purchaser acknowledges that each of the issuer and the guarantor is an entity formed under the laws of a jurisdiction outside of Canada. Some or all of the managers and officers of the issuer or the guarantor may be located outside Canada and, as a result, it may not be possible for purchasers to effect service of process within Canada upon such entity or such persons. All or a substantial portion of the assets of each of the issuer and the guarantor may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment in Canada against the issuer, the guarantor or their respective directors and officers or to enforce a judgment obtained in Canadian courts against the issuer, the guarantor or such persons outside of Canada. The securities will not be governed by the laws of any province or territory of Canada. Accordingly, it may not be possible to enforce securities in accordance with their terms in a Canadian court.

This document does not address the Canadian tax consequences of ownership of securities. Prospective purchasers should consult their own tax advisors with respect to the Canadian and other tax considerations applicable to them.

Supplemental information about the form of the securities:	The securities will initially be represented by a type of global security that we refer to as a master note. A master note represents multiple securities that may be issued at different times and that may have different terms. The trustee and/or paying agent will, in accordance with instructions from us, make appropriate entries or notations in its records relating to the master note representing the securities to indicate that the master note evidences the securities.

Where you can find more information:

You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

You should read this document together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement, relating to our Series A medium-term notes of which these securities are a part, and the more detailed information contained in the accompanying product

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supplement and the accompanying underlying supplement.

This document, together with the documents listed below, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement, the accompanying product supplement and the accompanying underlying supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•    Product supplement no. MS-1-II dated November 4, 2020:

  http://www.sec.gov/Archives/edgar/data/19617/000095010320021469/crt_dp139325-424b2.pdf

•    Underlying supplement no. 1-II dated November 4, 2020:

 http://www.sec.gov/Archives/edgar/data/19617/000095010320021471/crt_dp139381-424b2.pdf

•    Prospectus supplement and prospectus, each dated April 8, 2020:

  http://www.sec.gov/Archives/edgar/data/19617/000095010320007214/crt_dp124361-424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617.

As used in this document, “we,” “us,” and “our” refer to JPMorgan Financial.

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